UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on September 26, 2025, Tiptree Inc., a Maryland corporation (“Tiptree”) entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea (“Purchaser”), and The Fortegra Group, Inc., a Delaware corporation and subsidiary of Tiptree (“Fortegra”). DB Insurance North America Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”), was subsequently incorporated in Delaware and, on April 8, 2026, executed a joinder to the Merger Agreement to become a party thereto. The Merger Agreement provides that Purchaser will acquire Fortegra for a purchase price of $1.65 billion in cash (subject to certain adjustments set forth in the Merger Agreement) by means of a merger of Merger Sub with and into Fortegra, with Fortegra surviving the Merger as a wholly owned subsidiary of Purchaser (the “Merger”).

The Merger Agreement also provides that the parties will consummate the Merger on the last business day of the month in which all applicable conditions (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing) have been satisfied or waived. The parties expect to consummate the Merger on May 29, 2026, subject to the satisfaction of remaining customary closing conditions.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the 1934 Act.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “seek,” “may,” “plan,” “project,” “should,” “target,” “will,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. All statements, other than historical facts, including statements regarding the expected timing of the closing, pursuant to the Merger Agreement, and satisfaction of the conditions to closing and the consummation of the Merger, are forward-looking statements. These forward-looking statements are based upon Tiptree’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Tiptree’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Tiptree’s control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) failure to satisfy the conditions to closing and the consummation of the Merger and the other transactions contemplated by the Merger Agreement; (b) potential legal proceedings relating to the Merger Agreement and the Merger; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; (d) failure to consummate the Merger in a timely manner or at all; (e) changes in Tiptree’s or Fortegra’s business or operating results; (f) competitive pressures in the markets in which Tiptree and Fortegra operate; (g) the effects of market volatility or macroeconomic changes and financial market regulations on the industries in which Tiptree operates; (h) the effects of changes in, or Tiptree’s failure to comply with, laws and regulations; (i) cybersecurity attacks or information system failures disrupting Tiptree’s businesses; (j) failure of Tiptree’s insurance subsidiaries to meet liquidity requirements; and (k) Tiptree’s ability to continue as a going concern.

For additional information about risks and uncertainties that may cause actual results of the transaction to differ materially from those described, please refer to Tiptree’s reports filed with the SEC, including, without limitation, the “Risk Factors” and/or other information included in such reports. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements in this Current Report on Form 8-K speak only as of the date hereof. Except as required by law, Tiptree assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiptree Inc.

Date:	May 22, 2026	By:	/s/ Michael G. Barnes
		Name:	Michael G. Barnes
		Title:	Chairman and Chief Executive Officer